UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

May 11, 2011

Date of report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)    The 2011 Annual Meeting of Stockholders (the “Annual Meeting”) for ON Semiconductor Corporation (the “Company”) was held on May 11, 2011. The proposals (all of which were from management) submitted to the stockholders of the Company at the Annual Meeting and the final results of the voting regarding each proposal are set forth below. The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 1, 2011.

(b)    Proposal No. 1. The Company’s stockholders elected two Class III members of the Board of Directors to serve for three-year terms:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Keith D. Jackson	388,547,246	—	2,236,922	31,488,677
Phillip D. Hester	384,248,887	—	6,535,281	31,488,677

Proposal No. 2. The Company’s stockholders approved the advisory (non-binding) vote on executive compensation as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
380,805,738	9,845,764	132,666	31,488,677

Proposal No. 3. The Company’s stockholders cast their votes with respect to the advisory (non-binding) vote on the frequency of future advisory votes on executive compensation as set forth below:

1 year	2 years	3 years	Abstentions	Broker Non-Votes
361,582,287	219,910	28,394,332	587,639	31,488,677

Proposal No. 4. The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending on December 31, 2011 as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
416,522,462	5,675,792	74,591	—

(d)    Based on the results of the advisory (non-binding) vote on the frequency of future advisory votes on executive compensation, and consistent with the recommendation of the Board of Directors of the Company, the Company will hold an advisory (non-binding) vote on executive compensation every year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: May 11, 2011	By:	/s/ GEORGE H. CAVE
George H. Cave Senior Vice President, General Counsel, Chief Compliance and Ethics Officer and Secretary

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